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                                                                  EXHIBIT 10.6.1


                            CERTIFICATE OF SECRETARY

         I, Bernard J. McNamee, hereby certify that I am the duly elected, qualified and acting Secretary of Rexene Corporation, a Delaware corporation (hereinafter referred to as the "Corporation"), that the following is a true and correct copy of the resolutions adopted by the Board of Directors of the Corporation at a meeting of said Board of Directors held on June 11, 1996, and that said resolutions remain in full force and effect and have not been modified, amended or rescinded:

                 RESOLVED, that effective June 1, 1996, the Rexene Corporation Supplemental Executive Retirement Plan (the "Plan") is amended by the addition of a new Section 6.2 to the Plan to read as follows:

                 6.2 Special Lump Sum in Lieu of Pension: Notwithstanding the provisions of Section 6.1, any Participant whose employment terminates during the second quarter of 1996 with fewer that two (2) years of service will not be eligible to receive the Joint and Fifty Percent (50%) Survivor Pension provided for in Section 6.1, but will be paid a lump sum distribution within forty-five (45) days after termination of employment. For purposes of determining such lump sum present value: (i) the interest rate used shall be 6.05%, and (ii) the mortality assumptions shall be taken from the 1983 Group Annuity Mortality Table.

                 FURTHER RESOLVED, that any executive officer of the Corporation shall be and is hereby authorized to execute an amendment to the Plan and to do all other acts and things necessary and proper to carry out the intent of the foregoing resolution.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Corporation this 17th day of June, 1996.



                                        /s/ Bernard J. McNamee
                                        ---------------------------------
                                        Bernard J. McNamee, Secretary